Exhibit 99.1

Finish Line Reports Fourth Quarter and Full Fiscal Year 2014 Results
Q4 comp store sales increased 6.3%; Q4 GAAP EPS up 26.1% to $0.87

INDIANAPOLIS, March 28, 2014 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the fourth quarter and fiscal year 2014, representing the 13 and 52 weeks ended March 1, 2014.

Fourth Quarter Results:

●	Consolidated net sales were $518.9 million, an increase of 17.2% over the prior year period.

●	Finish Line comparable store sales increased 6.3%.

●	On a GAAP basis, diluted earnings per share increased 26.1% over the prior year to $0.87.

●	Non-GAAP diluted earnings per share, which excludes the impact of impairment charges and the gain on the sale of an investment, increased 14.5% to $0.87.

Fiscal Year 2014 Results:

●	Consolidated net sales were a record $1.67 billion, an increase of 15.7% over the prior year.

●	Finish Line comparable store sales increased 4.2%.

●	On a GAAP basis, diluted earnings per share increased 11.4% over the prior year to $1.56.

●
Non-GAAP diluted earnings per share, which excludes the impact of start up costs related to the launch of Macy’s business, impairment charges and the gain on the sale of an investment, increased 12.9% to $1.66.

“Our strong fourth quarter performance represented a great finish to a transformative year,” said Glenn Lyon, Chairman and Chief Executive Officer. “The successful execution of our consumer centric omni-channel strategy drove solid gains in our core business while growth initiatives contributed meaningfully to our record full year revenue and profits. We have a clear vision for building on our strong market position through innovative product, superior service, and effective consumer engagements. With that vision and our strong team, we move forward optimistic about our near and long-term growth prospects.”

Balance Sheet

As of March 1, 2014, consolidated merchandise inventories increased 24.8% to $304.2 million compared to $243.8 million as of March 2, 2013. The increase resulted primarily from the start-up of Macy’s business. For Finish Line, merchandise inventories increased 0.2%.

The company repurchased 200,000 shares of its common stock in the fourth quarter, totaling $5.1 million. For the full year, Finish Line repurchased 1.0 million shares totaling $22.6 million. The company has 3.9 million shares remaining on its current Board authorized repurchase plan.

As of March 1, 2014, the company had no interest-bearing debt and $229.1 million in cash and cash equivalents, compared to $227.0 million a year ago.

Outlook

For the fiscal year ending February 28, 2015, Finish Line expects comparable store sales to be up mid single digits and earnings per share to increase in the high single to low double digit range over fiscal year 2014 non-GAAP diluted earnings per share of $1.66.

Q4 Fiscal 2014 Conference Call Today, March 28, 2014 at 8:30 a.m.

The company will host a conference call for investors today, March 28, 2014, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #12828513. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #12828513. This recording will be made available through Monday, April 28, 2014. The replay will also be accessible online at www.finishline.com.

Annual Meeting July 17, 2014

The company’s Board of Directors has established July 17, 2014 as the date of the 2014 annual meeting of shareholders, with May 16, 2014 as the record date for this meeting.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures, including gross profit, selling, general and administrative expenses, operating income, net income attributable to The Finish Line, Inc., and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has 644 stores in malls across the U.S., manages the athletic footwear inventory in 651 Macy’s stores including 210 branded or staffed shops, and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine.

Finish Line also operates the Running Specialty Group through a venture with Gart Capital Partners. This includes 49 specialty running shops in 11 states and the District of Columbia under The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot and VA Runner banners. More information, including the particular states in which stores are located, is available at www.run.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	March 1, 2014	March 2, 2013	March 1, 2014	March 2, 2013
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$518,872	$442,682	$1,670,410	$1,443,365
Cost of sales (including occupancy costs)	332,609	287,237	1,122,967	958,921
Gross profit	186,263	155,445	547,443	484,444
Selling, general and administrative expenses	117,668	94,907	424,571	365,883
Store closing costs	344	250	713	671
Impairment charges	1,213	5,565	2,054	5,593
Operating income	67,038	54,723	120,105	112,297
Interest income, net	10	31	37	198
Gain on sale of investment	2,076	—	2,076	—
Income before income taxes	69,124	54,754	122,218	112,495
Income tax expense	26,370	21,281	47,166	43,314
Net income	42,754	33,473	75,052	69,181
Net loss attributable to redeemable noncontrolling interest	249	856	1,851	2,292
Net income attributable to The Finish Line, Inc.	$43,003	$34,329	$76,903	$71,473
Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.87	$0.69	$1.56	$1.40
Diluted weighted average shares	48,605	49,034	48,701	50,491
Dividends declared per share	$0.08	$0.07	$0.29	$0.25

Finish Line store activity for the period:
Beginning of period	658	651	645	637
Opened	—	2	22	29
Closed	(13)	(8)	(22)	(21)
End of period	645	645	645	645
Square feet at end of period			3,507,865	3,511,128
Average square feet per store			5,439	5,444
Branded shops within department stores activity for the period:
Beginning of period	181	—	3	—
Opened	5	3	183	3
Closed	(1)	—	(1)	—
End of period	185	3	185	3
Square feet at end of period			229,685	3,483
Average square feet per shop			1,242	1,161
Running Specialty store activity for the period:
Beginning of period	47	25	27	19
Acquired	2	1	15	6
Opened	—	1	7	2
Closed	(1)	—	(1)	—
End of period	48	27	48	27
Square feet at end of period			155,930	80,195
Average square feet per store			3,429	2,970

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	March 1, 2014	March 2, 2013	March 1, 2014	March 2, 2013
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	64.1	64.9	67.2	66.4
Gross profit	35.9	35.1	32.8	33.6
Selling, general and administrative expenses	22.7	21.4	25.4	25.3
Store closing costs	0.1	0.1	0.1	0.1
Impairment charges	0.2	1.2	0.1	0.4
Operating income	12.9	12.4	7.2	7.8
Interest income, net	—	—	—	—
Gain on sale of investment	0.4	—	0.1	—
Income before income taxes	13.3	12.4	7.3	7.8
Income tax expense	5.1	4.8	2.8	3.0
Net income	8.2	7.6	4.5	4.8
Net loss attributable to redeemable noncontrolling interest	0.1	0.2	0.1	0.2
Net income attributable to The Finish Line, Inc.	8.3%	7.8%	4.6%	5.0%

	Condensed Consolidated Balance Sheets
	March 1, 2014	March 2, 2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$229,079	$226,982
Merchandise inventories, net	304,209	243,770
Other current assets	33,675	20,942
Property and equipment, net	223,182	180,601
Goodwill and other intangible assets	26,158	14,438
Other assets, net	8,642	19,689
Total assets	$824,945	$706,422
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$193,670	$134,037
Deferred credits from landlords	27,658	27,215
Other long-term liabilities	19,659	16,638
Redeemable noncontrolling interest	1,774	3,669
Shareholders' equity	582,184	524,863
Total liabilities and shareholders' equity	$824,945	$706,422

The Finish Line, Inc.
Reconciliation of Gross Profit, GAAP to Gross Profit, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	March 1, 2014		March 2, 2013		March 1, 2014		March 2, 2013
Gross profit, GAAP	$186,263	35.9%	$155,445	35.1%	$547,443	32.8%	$484,444	33.6%
Start up costs	—	—	—	—	5,758	0.3	—	—
Gross profit, Non-GAAP	$186,263	35.9%	$155,445	35.1%	$553,201	33.1%	$484,444	33.6%

Reconciliation of Selling, General and Administrative Expenses, GAAP to
Selling, General and Administrative Expenses, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	March 1, 2014		March 2, 2013		March 1, 2014		March 2, 2013
Selling, general and administrative expenses, GAAP	$117,668	22.7%	$94,907	21.4%	$424,571	25.4%	$365,883	25.3%
Start up costs	—	—	—	—	(2,202)	(0.1)	—	—
Selling, general and administrative expenses, Non-GAAP	$117,668	22.7%	$94,907	21.4%	$422,369	25.3%	$365,883	25.3%

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	March 1, 2014		March 2, 2013		March 1, 2014		March 2, 2013
Operating income, GAAP	$67,038	12.9%	$54,723	12.4%	$120,105	7.2%	$112,297	7.8%
Impairment charges	1,213	0.2	5,565	1.2	2,054	0.1	5,593	0.4
Start up costs	—	—	—	—	7,960	0.5	—	—
Operating income, Non-GAAP	$68,251	13.1%	$60,288	13.6%	$130,119	7.8%	$117,890	8.2%

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to
Net Income Attributable to The Finish Line, Inc., Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	March 1, 2014		March 2, 2013		March 1, 2014		March 2, 2013
Net income attributable to The Finish Line, Inc., GAAP	$43,003	8.3%	$34,329	7.8%	$76,903	4.6%	$71,473	5.0%
Impairment charges	1,213	0.2	5,565	1.2	2,054	0.1	5,593	0.4
Start up costs	—	—	—	—	7,960	0.5	—	—
Gain on sale of investment*	(1,567)	(0.3)	—	—	(1,567)	(0.1)	—	—
Decrease (increase) in income tax expense	136	—	(2,175)	(0.5)	(3,300)	(0.2)	(2,187)	(0.2)
Net income attributable to The Finish Line, Inc., Non-GAAP	$42,785	8.2%	$37,719	8.5%	$82,050	4.9%	$74,879	5.2%

* Net of increase to net loss attributable to redeemable noncontrolling interest related to gain on sale of investment of $509

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	March 1, 2014	March 2, 2013	March 1, 2014	March 2, 2013
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.87	$0.69	$1.56	$1.40
Impairment charges, net of income taxes	0.02	0.07	0.02	0.07
Start up costs, net of income taxes	—	—	0.10	—
Gain on sale of investment, net of income taxes and redeemable noncontrolling interest	(0.02)	—	(0.02)	—
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.87	$0.76	$1.66	$1.47

Note: See Disclosure Regarding Non-GAAP Measures above

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914